UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Poydras Street, Suite 1500 New Orleans, Louisiana	70130 (Zip Code)
(Address of principal executive offices)

(504) 568-1010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 30, 2013, Tidewater Inc. (the “Company”), certain subsidiaries of the Company (the “Obligors”), and a group of institutional investors executed a note purchase agreement (the “Note Purchase Agreement”) in connection with the issuance of $500 million of senior unsecured notes (the “Notes”) to be issued in three series on two closing dates. On September 30, 2013, contemporaneous with the execution of the Note Purchase Agreement, the Company issued Notes totaling $300 million. The second closing is expected to occur on November 15, 2013, when the Company will issue Notes totaling $200 million. The Notes will have maturities ranging from 7 years to 12 years and have a weighted average life to maturity of 9 3⁄4 years. The Notes may be retired before their respective scheduled maturity dates subject to a make-whole provision. The weighted average coupon on the Notes is 4.86%.

The Notes were sold in a private placement to purchasers that are accredited investors and will be restricted securities that may not be resold by such purchasers except pursuant to an exemption from registration under the federal securities laws.

Repayments under the Note Purchase Agreement may be accelerated by each of the institutional investors upon the occurrence of customary events of default. The Note Purchase Agreement requires that the Obligors (i) not permit consolidated debt to exceed 55% of consolidated total capitalization and (ii) maintain a ratio of consolidated EBITDA to consolidated interest charges of not less than 3.00 to 1.00. In addition, under certain circumstances, certain subsidiaries of the Company that are not Obligors will guarantee the Notes.

Proceeds from the sale of the Notes will be used primarily to refinance borrowings under the Company’s existing $600 million revolving credit facility, which remains available until June 2018, with the balance used to fund capital expenditures related to the Company’s ongoing fleet renewal and expansion program and for general corporate purposes.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the actual agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description
10.1	Note Purchase Agreement, dated September 30, 2013, by and among Tidewater Inc., certain of its subsidiaries, and certain institutional investors.
99.1	Press Release, dated September 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

October 3, 2013	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President,
Secretary and General Counsel